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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

To Telesp Celular Participacoes S.A.:

We consent to the incorporation by reference in this Registration Statement of Telesp Celular Participacoes S.A. on Form F-4 of our report dated June 18, 2003 on the combined financial statements of Globaltelcom Telecomunicacoes S.A., Daini do Brasil S.A. and GTPS S.A. Participacoes em Investimentos as of December 31, 2001 and for the periods from February 6, 2001 to December 31, 2001 and from January 1, 2002 to December 27, 2002 appearing in the Annual Report on Form 20-F of Telesp Celular Participacoes S.A. for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the differences between accounting practices adopted in Brazil and the United States of America) and to the reference to us under the headings "Part Seven: Additional Information for Shareholders - Where You Can Find More Information" and "Part Eight: Legal and Regulatory Matters - Experts" in the prospectus, which is part of this Registration Statement.



/s/ Deloitte Touche Tohmatsu

Sao Paulo, Brazil
October 28, 2003